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                                    Exhibit 10.17

                                   PROMISSORY NOTE

$ 90,000.00                                                 SEPTEMBER 29, 1997
                                                            OAKLAND, CALIFORNIA

FOR VALUE RECEIVED, the undersigned SHIRLEY W. NELSON (the "MAKER"), promises to pay to SUMMIT BANCSHARES, INC. (the "PAYEE"), or order, in Oakland, California, or at such other place as PAYEE may from time to time designate, in United States of America currency, the sum of NINETY THOUSAND AND NO/100 DOLLARS ($90,000.00), with interest on the unpaid principal balance. Interest shall accrue from the date of this Note at the rate of six per cent (6.00%) per annum.

Accrued interest, if any, shall be payable annually, commencing on the first anniversary date of this Note. Any unpaid accrued interest and principal shall be due and payable on or before the third anniversary date of this Note.

The MAKER shall have the right to prepay all or any part of the unpaid principal of this Note from time to time without any penalty or premium, provided that any such prepayments shall be applied first against any accrued interest, and then against principal.

The MAKER shall be deemed to be in default if MAKER fails to pay any installment of interest within thirty (30) days after the due date. In such event, the total sum of principal and accrued interest shall become immediately due and payable at the option of PAYEE or other assignee of this Note.

If a party breaches this Note, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

This Note is secured by a pledge of certain of PAYEE's Common Stock held by MAKER pursuant to a Pledge Agreement dated of even date herewith.

Consent by PAYEE or other assignee of the Note to waive one default shall not be deemed to be a waiver of the right to waive future or successive defaults.

This Note shall be governed as to its construction, interpretation, and enforcement and in all other respects by the laws of the State of California.

This Note shall not be modified, amended, or canceled except in writing by the MAKER and PAYEE or other assignee of this Note.

The MAKER waives demand, presentment, protest, notice of nonpayment, notice of protest, and any and all lack of diligence or delays which may occur in the collection of this Note.

IN WITNESS WHEREOF, the MAKER has caused this Note to be duly executed at Oakland, California.



                                           /s/ Shirley W. Nelson
                                         ---------------------------------------
                                         SHIRLEY W. NELSON